Execution Copy
27,825,000 Shares
Solutia Inc.
Common Stock
($0.01 Par Value)
EQUITY UNDERWRITING AGREEMENT
June 18, 2009
Jefferies & Company, Inc.
  As Representative of the several Underwriters
520 Madison Avenue
New York, New York 10022
Ladies and Gentlemen:
     Solutia Inc., a Delaware corporation (the “Company”), proposes to sell to the several underwriters (the “Underwriters”) named in Schedule I hereto for whom Jefferies & Company, Inc. is acting as representative (the “Representative”), an aggregate of 20,564,891 shares of the Company’s common stock, $0.01 par value (the “Common Stock”); and the stockholders of the Company named in Schedule II (collectively, the “Selling Stockholders”), severally and not jointly, propose to sell to the several Underwriters an aggregate of 7,260,109 shares of Common Stock. The 20,564,891 shares of Common Stock to be sold by the Company and the 7,260,109 shares of Common Stock to be sold by the Selling Stockholders are collectively called the “Firm Shares”. In addition, the Company has granted to the several Underwriters an option to purchase up to an additional 4,173,750 shares of Common Stock as provided in Section 2 (the “Option Shares”). The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the “Shares”.
     In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:
     1. Representations and Warranties of the Company and the Selling Stockholders.
          A. The Company represents and warrants to each Underwriter and the Selling Stockholders, as of the date hereof and as of the Closing Date and the Option Closing Date, as the case may be (as such dates are hereinafter defined), that:
          (a) A registration statement on Form S-3 (File No. 333-151980) with respect to the Shares, including a form of prospectus (the “Base Prospectus”), has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3. The registration statement meets the requirements of Rule 415(a)(1)(x) under the Act and complies in all material respects with said rule. Copies of such registration statement, including any amendments thereto, the Base Prospectus (meeting in all material respects the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to the Underwriters. Such registration statement, including any amendments thereto, together with any registration statement filed by the Company pursuant to Rule 462(b) under the Act, is herein referred to as the “Registration Statement,” which term shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Act and contained in the Prospectus referred to below. The Registration Statement has been declared effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The Company has prepared a prospectus supplement (the “Prospectus Supplement”) to the Base Prospectus setting forth the terms of the offering, sale and plan of distribution of the Shares. “Prospectus” means the Base Prospectus together with the final Prospectus Supplement first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Act and in accordance with Section 4.A.(a) hereof. Any preliminary Prospectus Supplement relating to the Shares prior to the date hereof is herein referred to as a “Preliminary Prospectus.” Any reference herein to the Registration Statement, to any Preliminary Prospectus, to the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include any documents incorporated by reference therein and, in the case of any reference herein to the Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424(b) under the Act, and prior to the termination of the offering of the Shares by the Representative.
          (b) As of the Applicable Time, the Closing Date and the Option Closing Date (each as defined below), as the case may be, neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information included on Schedule III hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, (x) written information furnished to the Company or the Underwriters by the Selling Stockholders, specifically for use therein, or (y) written information furnished to the Company by any Underwriter through the Representative, specifically for use therein, it being understood and agreed that the only such information furnished to the Company by any Underwriter is that described in Section 13 herein. As used in this subsection and elsewhere in this Agreement:
               “Applicable Time” means 7:00 pm (New York City time) on the date of this Agreement or such other time as agreed to by the Company and the Representative.
               “Statutory Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof.

               “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.
               “General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule IV to this Agreement.
               “Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.
          (c) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company has no significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission) other than as listed in Schedule V hereto (collectively, the “Subsidiaries”). Each of the Subsidiaries has been duly organized and is validly existing as an entity in good standing under the laws of the jurisdiction of its incorporation or organization, with all requisite power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. The outstanding shares of capital stock or ownership interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and to the extent shown in Schedule V hereto are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.
          (d) The outstanding shares of Common Stock of the Company (including the Shares owned by Selling Stockholders) have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock.
          (e) The information set forth under the caption “Capitalization” in the Registration Statement and the Prospectus (and any similar section or information contained in the General Disclosure Package) is true and correct in all material respects. All of the Shares conform to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.
          (f) The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Shares, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and

Regulations. The documents incorporated, or to be incorporated, by reference in the Prospectus, at the time filed with the Commission conformed or will conform, in all respects to the requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”) or the Act, as applicable, and the rules and regulations of the Commission thereunder. The Registration Statement does not and any amendment filed after the date hereof will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of a material fact, and do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, (i) written information furnished to the Company or the Underwriters by the Selling Stockholders, specifically for use therein, or (ii) written information furnished to the Company by any Underwriter through the Representative, specifically for use therein, it being understood and agreed that the only such information furnished to the Company by any Underwriter is that described in Section 13 herein.
          (g) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Underwriters did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified. The foregoing does not apply to statements or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 herein.
          (h) The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, any Permitted Free Writing Prospectus (as defined below) and other materials, if any, permitted under the Act and consistent with Section 4.A.(b) below. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time required under Rule 433(d) under the Act.
          (i) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not, and shall not be as of the Closing Date and the Option Closing Date, as the case may be, an “ineligible issuer” (as defined in Rule 405 under the Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares as contemplated by the Registration Statement.
          (j) The financial statements of the Company and its consolidated Subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected consolidated financial and statistical data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus presents fairly in all material respects the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The pro forma financial statements and other pro forma financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required.
          (k) Deloitte & Touche LLP, who have certified certain of the financial statements filed with the Commission as part of, or incorporated by reference in, the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).
          (l) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries is aware of (i) any material weakness in its internal control over financial reporting or (ii) change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
          (m) Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the New York Stock Exchange thereunder (the “Sarbanes-Oxley Act”) has been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply.
          (n) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise which if determined adversely to the Company or any of the Subsidiaries would either (i) have, individually or in the aggregate, a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and of the Subsidiaries taken as a whole or (ii) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”), except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.
          (o) The Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the consolidated financial statements hereinabove described or described in the Registration Statement, the General Disclosure Package and the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or described in the Registration Statement, the General Disclosure Package and the Prospectus or which are not material in amount. The Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement, the General Disclosure Package and the Prospectus.
          (p) The Company and the Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with GAAP, except as would not have a Material Adverse Effect. All material tax liabilities have been adequately provided for in the financial statements of the Company and its consolidated Subsidiaries, and the Company does not know of any actual or proposed additional material tax assessments.
          (q) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, there has not been any Material Adverse Effect, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the financial statements of the Company and its consolidated Subsidiaries which are included in the Registration Statement, the General Disclosure Package and the Prospectus. Except as disclosed in the General Disclosure Package and the Prospectus, there are no outstanding guarantees or other contingent obligations of the Company or any Subsidiary that could reasonably be expected to have a Material Adverse Effect.
          (r) Neither the Company nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be, (i) in violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability agreement, partnership agreement or other organizational documents or (ii) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and, solely with respect to this clause (ii), which violation or default would, individually or in the aggregate, have a Material Adverse Effect. The execution and delivery of this Agreement and the fulfillment of the terms hereof by the Company and, to the Company’s knowledge, the consummation of the transactions herein contemplated will not conflict with or result in a breach of (i) any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound, (ii) the certificate or articles of incorporation or by-laws of the Company or (iii) any law, order, rule or regulation judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction, except with respect to clauses (i) and (iii) to the extent that such conflict, breach or default would not, individually or in the aggregate, have a Material Adverse Effect.
          (s) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.
          (t) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the Financial Industry Regulatory Authority (“FINRA”) or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.
          (u) The Company and each of the Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses; the Company and the Subsidiaries each own or possess the right to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (“Intellectual Property”) necessary to carry on their business in all material respects; neither the Company nor any of the Subsidiaries has infringed, and none of the Company or the Subsidiaries have received notice of conflict with, any Intellectual Property of any other person or entity. The Company has taken all reasonable steps necessary to secure interests in such Intellectual Property from its contractors. There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company that are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus and are not described in all material respects. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the Prospectus and are not described in all material respects. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any material contractual obligation binding on the Company or any of its officers, directors or employees or otherwise in violation of the rights of any persons; the Company has not received any written or oral communications alleging that the company has violated, infringed or conflicted with, or, by conducting its business as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, would violate, infringe or conflict with, any of the Intellectual Property of any other person or entity, except to the extent such violation, infringement or conflict would not, individually or in the aggregate, have a Material Adverse Effect.
          (v) Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on the New York Stock Exchange in accordance with Regulation M under the Exchange Act.
          (w) Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the net proceeds from such sale as described in the General Disclosure Package and the Prospectus, will be an “investment company” within the meaning of such term under the Investment Company Act of 1940 as amended (the “1940 Act”), and the rules and regulations of the Commission thereunder.
          (x) The Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
          (y) The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-14(c) and 15d-14(c) under the Exchange Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the Exchange Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.
          (z) The statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.
          (aa) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any or its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.
          (bb) Neither the Company nor any of its Subsidiaries, nor to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
          (cc) The Company and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company reasonably deems adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.
          (dd) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and each Subsidiary is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company and each Subsidiary would have any liability; the Company and each Subsidiary has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.
          (ee) Neither the Company nor any of the Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which could reasonably be expected to lead to such a claim.
          (ff) The Shares have been approved for listing subject to notice of issuance on the New York Stock Exchange.
          (gg) There are no relationships or related-party transactions involving the Company or any of the Subsidiaries or any other person required to be described in the Prospectus which have not been described as required.
          (hh) Neither the Company nor any of the Subsidiaries has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law which violation is required to be disclosed in the Prospectus.
          (ii) There is no document, contract or other agreement required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the Act or the Rules and Regulations. Each description of a contract, document or other agreement in the Registration Statement and the Prospectus accurately reflects in all material respects the terms of the underlying contract, document or other agreement.
          (jj) Except for this Agreement, neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.
          (kk) The Fifth Amended Joint Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code (the “Plan of Reorganization”) of the Company and its subsidiaries named therein (collectively, the “Reorganizing Debtors”) was confirmed by order of the United States Bankruptcy Court for the Southern District of New York entered on November 29, 2007, and no party has appealed such confirmation order or moved for revocation or reconsideration thereof. The Effective Date (as defined in the Plan of Reorganization) occurred on February 28, 2008 . Except as provided in the Plan of Reorganization, all Claims (as defined in the Plan of Reorganization) against the Reorganizing Debtors have been discharged in full. Except as provided in the Plan of Reorganization, all Equity Interests (as defined in the Plan of Reorganization) of the Company have been cancelled or discharged in full. Neither the Company nor any of its Subsidiaries is currently, or has in the past been, in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any material term, covenant or condition contained in the Plan of Reorganization. There is no legal or governmental proceeding relating to the Plan of Reorganization to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries is the subject; and to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by any governmental authorities or threatened by others.
          B. The Selling Stockholders, severally and not jointly, represent and warrant to each Underwriter and the Company, as of the date hereof and as of the Closing Date (as such date is hereinafter defined), that:

          (a) The execution and delivery of, and the performance by the Selling Stockholders of their obligations under, this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Selling Stockholders, and this Agreement has been duly executed and delivered by the Selling Stockholders.
          (b) The Selling Stockholders have, and on the Closing Date will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, all of the Firm Shares which may be sold by such Selling Stockholders pursuant to this Agreement on such date, free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver all of the Firm Shares which may be sold by such Selling Stockholders pursuant to this Agreement or a security entitlement in respect of such Firm Shares.
          (c) Upon payment for the Firm Shares to be sold by the Selling Stockholders pursuant to this Agreement, delivery of such Firm Shares, as directed by the Representative, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Firm Shares in the name of Cede or such other nominee and the crediting of such Firm Shares on the books of DTC to a securities account of the Representative on behalf of the several Underwriters (assuming that neither DTC nor such Representative has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Firm Shares and the Underwriters acquired the interest in the Firm Shares they have purchased under this Agreement in good faith), (A) DTC shall be a “protected purchaser” of such Firm Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Firm Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Firm Shares may be asserted against any Underwriter with respect to such security entitlement; for purposes of this representation, the Selling Stockholders may assume that when such payment, delivery and crediting occur, (x) such Firm Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the account of the Representative on behalf of the several Underwriters on the records of DTC will have been made pursuant to the UCC.
          (d) The execution and delivery by such Selling Stockholders of, and the performance by such Selling Stockholders of their obligations under, this Agreement will not contravene or conflict with any provision of applicable law, or the limited liability company agreement or other organizational documents of such Selling Stockholders or any other agreement or instrument to which such Selling Stockholders are a party or by which they are bound or under which they are entitled to any right or benefit that is material to the Selling Stockholders or that could adversely affect the Selling Stockholders’ ability to fulfill their obligations hereunder, or any judgment, order, decree or regulation applicable to such Selling Stockholders of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholders. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by such Selling Stockholders of the transactions contemplated in this Agreement, except such as have been obtained or made and are in full force and effect under the Act and the Exchange Act, and applicable state securities or blue sky laws or the rules and regulations of FINRA.
          (e) The Selling Stockholders (i) do not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, (ii) do not have any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company or any of the other Selling Stockholders to the Underwriters pursuant to this Agreement, except for such rights as such Selling Stockholders have waived prior to the date hereof and as have been described in the Registration Statement, the General Disclosure Package and the Prospectus, and (iii) do not own any warrants, options or similar rights to acquire, and do not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, other than those described in the Registration Statement, the General Disclosure Package and the Prospectus.
          (f) Except for such consents, approvals and waivers which have been obtained by the Selling Stockholders on or prior to the date of this Agreement, no consent, approval or waiver is required under any instrument or agreement to which the Selling Stockholders are a party or by which they are bound or under which they are entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Firm Shares which may be sold by the Selling Stockholders under this Agreement or the consummation by the Selling Stockholders of any of the other transactions contemplated hereby, except to the extent that the failure to obtain such consent, approval or waiver would not materially adversely affect such Selling Stockholder’s ability to fulfill its obligations hereunder or under any other transaction contemplated hereby.
          (g) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the General Disclosure Package does not, and at the time of each sale of the Firm Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date, the General Disclosure Package, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each broadly available road show, if any, when considered together with the General Disclosure Package, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1.B.(g) shall only apply to statements or omissions in the Registration Statement, the General Disclosure Package, any broadly available road show or the Prospectus based upon information relating to the Selling Stockholders furnished by or on behalf of the Selling Stockholders in writing expressly for use therein. The Selling Stockholders confirm as accurate the number of Firm Shares set forth opposite the Selling Stockholders’ names in the Prospectus under the caption “Selling Stockholders” (both prior to and after giving effect to the sale of the Firm Shares).
          (h) The Selling Stockholders have not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock or any other reference security, whether to facilitate the sale or resale of the Firm Shares or otherwise, and has taken no action which would directly or indirectly violate any provision of Regulation M.
          (i) There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the sale by the Selling Stockholders of the Firm Shares.
          (j) The Selling Stockholders have not distributed and will not distribute, prior to the later of (i) the expiration or termination of the option granted to the Underwriters under Section 2 and (ii) the completion of the Underwriters’ distribution of the Firm Shares, any offering material in connection with the offering and sale of the Firm Shares other than the Registration Statement, a preliminary prospectus, the General Disclosure Package, or the Prospectus.
          (k) The Firm Shares being offered and sold by the Selling Stockholders hereunder were acquired by the Selling Stockholders pursuant to the Company’s emergence from Chapter 11 proceedings pursuant to the Plan of Reorganization, and such Selling Stockholders will not take a contrary position in any filing or application made with any governmental agency or body or any court having jurisdiction over such Selling Stockholders.
          Any certificate signed by the Selling Stockholders and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Selling Stockholders to the Underwriters as to the matters covered thereby.
          Such Selling Stockholders acknowledge that the Underwriters and, for purposes of the opinion to be delivered pursuant to Section 6 hereof, counsel to the Selling Stockholders and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consent to such reliance.
     2. Purchase, Sale and Delivery of the Shares.
          (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, (i) the Company agrees to sell to the several Underwriters an aggregate of 20,564,891 Firm Shares and (ii) the Selling Stockholders, severally and not jointly, agree to sell to the several Underwriters an aggregate of 7,260,109 Firm Shares, with each Selling Stockholder selling the number of Firm Shares set forth opposite such Selling Stockholder’s name on Schedule II. On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company and the Selling Stockholders the respective number of Firm Shares set forth opposite their names on Schedule I, subject to adjustments in accordance with Section 9 hereof. The purchase price per Firm Share to be paid by the several Underwriters to the Company and the Selling Stockholders shall be $4.80 per share.
          (b) Payment for the Firm Shares to be sold by the Company hereunder is to be made in Federal (same day) funds to an account designated by the Company against delivery thereof to the Representative for the accounts of the several Underwriters and payment for the Firm Shares to be sold by the Selling Stockholders hereunder is to be made in Federal (same day) funds to an account or accounts designated by the Selling Stockholders against delivery thereof to the Representative for the accounts of the several Underwriters. Such payment and delivery are to be made through the facilities of The Depository Trust Company, New York, New York at 10:00 a.m., New York City time, on the fourth Business Day after the date of this Agreement or at such other time and date not later than five Business Days thereafter as the Representative, the Company and the Selling Stockholders shall agree upon, such time and date being herein referred to as the “Closing Date.” As used herein, “Business Day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.
          (c) In addition, on the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase up to an aggregate of 4,173,750 Option Shares at the price per share as set forth in paragraph (a) of this Section 2. The option granted hereby may be exercised at any time and from time to time (but not more than twice), in whole or in part, within 30 days after the date of this Agreement, upon written notice by the Representative to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option, and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representative but shall not be earlier than three nor later than 10 full Business Days after the exercise of such option, nor in any event prior to the Closing Date (each such time and date being herein referred to as an “Option Closing Date”). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the several Underwriters. If any Option Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Option Shares to be purchased as the number of Firm Shares set forth on Schedule I opposite the name of such Underwriter bears to the total number of Firm Shares. The Representative may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in Federal (same day) funds through the facilities of The Depository Trust Company in New York, New York drawn to the order of the Company as set forth in paragraph (b) of this Section 2.
          (d) Each Selling Stockholder hereby agrees that it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Firm Shares to be sold by such Selling Stockholder to the several Underwriters, or otherwise in connection with the performance of such Selling Stockholder’s obligations hereunder.
     3. Offering by the Underwriters.
          It is understood that the several Underwriters are to make a public offering of the Shares as soon as the Representative deems it advisable to do so. The Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representative may from time to time thereafter change the public offering price and other selling terms.
          It is further understood that Jefferies & Company, Inc. will act as the Representative for the several Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by Jefferies & Company, Inc. and the several Underwriters.
     4. Covenants of the Company and the Selling Stockholders.
          A. The Company covenants and agrees with each Underwriter that:
          (a) The Company will (A) prepare and timely file with the Commission under Rule 424(b) under the Act a Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C under the Act, (B) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus or document incorporated by reference therein of which the Representative shall not previously have been advised and furnished with a copy or to which the Representative shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Representative.
          (b) The Company will (i) not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission under Rule 433 under the Act unless the Representative approves its use in writing prior to first use (each, a “Permitted Free

Writing Prospectus”); provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule IV hereto, (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (iv) not take any action that would result in the several Underwriters or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of the several Underwriters that the several Underwriters otherwise would not have been required to file thereunder.
          (c) The Company will advise the Representative promptly (A) when any post-effective amendment to the Registration Statement shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the General Disclosure Package or the Prospectus or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act. The Company will use its reasonable best efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued.
          (d) The Company will cooperate with the Underwriters in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representative may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided, that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Shares.
          (e) The Company will deliver to, or upon the order of, the Representative, from time to time, as many copies of any Preliminary Prospectus or any Issuer Free Writing Prospectus as the Representative may reasonably request. The Company will deliver to, or upon the order of, the Representative during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) (the “Prospectus Delivery Period”) is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representative may reasonably request. The Company will deliver to the Representative at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representative such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), including documents incorporated by reference therein, and of all amendments thereto, as the Representative may reasonably request.
          (f) The Company will comply with the Act and the Rules and Regulations, and the Exchange Act and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by the Underwriters or any dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Representative, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the

Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law.
          (g) If the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Representative, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Representative and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with applicable law.
          (h) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 under the Act.
          (i) No offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 75 days after the date of the Prospectus, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of the Representative. The foregoing sentence shall not apply to (i) the sale of Shares to be sold hereunder, (ii) issuances by the Company of shares of Common Stock upon the exercise of an option, warrant or a similar security or the conversion of a security outstanding on the date hereof and reflected in the Prospectus, (iii) the grants by the Company of options or stock, or the issuance by the Company of stock, under its benefits plans described in the Prospectus, (iv) the issuance by the Company of up to 5,000,000 shares of Common Stock in connection with the acquisition of, a joint venture with or a merger with, another company, and the filing of a registration statement with respect thereto; provided that the recipient of such shares agrees in writing with the Representative in an agreement in the form substantially identical to Exhibit A hereto, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, grant any option, right or warrant to purchase, lend, or otherwise transfer, directly or indirectly, any such shares or options during such 75-day period without the prior written consent of the Representative, (v) issuances by the Company to satisfy the Company’s funding obligations to its pension plans, (vi) the filing by the Company of any registration statement with the Commission, or (vii) transactions by any person other than the Company, relating to shares of Common Stock or other securities acquired in the open market or other transactions after the completion of this offering.
          (j) The Company will use its reasonable best efforts to list the Shares on the New York Stock Exchange and maintain the listing of the Shares on the New York Stock Exchange.
          (k) The Company has caused each officer and director and specific shareholders of the Company listed on Exhibit B to furnish to the Representative, on or prior to the date of this Agreement, a letter or letters, substantially in the form attached hereto as Exhibit A (the “Lockup Agreement”).

          (l) The Company shall apply the net proceeds of its sale of the Shares as set forth in the Registration Statement, General Disclosure Package and the Prospectus.
          (m) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.
          (n) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.
          (o) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.
          B. The Selling Stockholders covenant and agree with each Underwriter that:
          (a) Such Selling Stockholders will not, without the prior written consent of the Representative (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under Exchange Act) by the Selling Stockholders, or publicly announce their intention to do any of the foregoing, for a period of 75 days after the date of the Prospectus. The restrictions contained in the preceding paragraph of this Section 4.B.(a) shall not apply to (i) the shares of Common Stock to be sold hereunder, (ii) any bona-fide gift of the Common Stock by the Selling Stockholders (iii) pledges by the Selling Stockholders of shares of Common Stock in favor of a lender or other similar financing source, (iv) distributions by the Selling Stockholders of the shares of Common Stock, options or warrants to acquire shares of Common Stock, or any security exchangeable or exercisable for or convertible into Common Stock to the limited partners, members or stockholders of the Selling Stockholders and (iv) any transfer to an affiliate of the Selling Stockholders; provided, that in the case of any such transfer or distribution, (x) each donee, distributee or transferee shall enter into a written agreement accepting the restrictions set forth in this paragraph as if it were a Selling Stockholder and (y) other than in the case of clause (iv) above, the such Selling Stockholder shall not be required to file, and shall not voluntarily file, a report under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, during the 75 day restricted period, and (z) in the case of clause (iv) above, any report filed under Section 16(a) of the Exchange Act in connection with such transfer, discloses that the transfer is to an affiliate of the Selling Stockholder and that the transferee will be bound by the restrictions set forth in the preceding paragraph and this paragraph as if it were the Selling Stockholder.
          (b) Such Selling Stockholders will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock or any other reference security, whether to facilitate the sale or resale of the Firm Shares or otherwise, and such Selling Stockholders will, and shall cause each of their affiliates to, comply with all applicable provisions of Regulation M. If the limitations of Rule 102 do not apply with respect to the Common Stock or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Representative (or, if later, at the time stated in the notice), such Selling Stockholders will, and shall cause each of their affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply.

     5. Costs and Expenses.
          The Company agrees to pay all costs, expenses and fees incident to the performance of their obligations under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Representative copies of the Registration Statement, Preliminary Prospectuses, the Issuer Free Writing Prospectuses, the Prospectus, this Agreement, the Listing Application and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and reasonable expenses (including legal fees and disbursements) incident to securing any required review by FINRA of the terms of the sale of the Shares; the Listing Fee of the New York Stock Exchange; and the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriters caused by a breach of the representation in Section 1.A.(b). The Company shall not, however, be required to pay for any of the Underwriters’ expenses (other than those related to qualification under FINRA regulation and State securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representative pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of the Underwriters, the Company shall reimburse the Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to the Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.
          The Selling Stockholders agree with each Underwriter and the Company to pay (directly or by reimbursement) all fees and expenses incident to the performance of their obligations under this Agreement which are not otherwise specifically provided for herein, including but not limited to (i) fees and expenses of counsel and other advisors for such Selling Stockholders, and (ii) expenses and taxes incident to the sale and delivery of the Firm Shares to be sold by such Selling Stockholders to the several Underwriters hereunder.
     6. Conditions of Obligations of the Underwriters.
          The several obligations of the Underwriters to purchase the Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date, are subject to the accuracy, as of the Applicable Time, the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company and the Selling Stockholders contained herein, and to the performance by the Company and the Selling Stockholders of their respective covenants and obligations hereunder and to the following additional conditions:
          (a) The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus and each Issuer Free Writing Prospectus required shall have been filed as required by Rules 424, 430A, 430B, 430C or 433 under the Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representative and complied with to its reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date or the Option Closing Date, as the case may be, which would prevent the issuance of the Shares.
          (b) The Representative shall have received on the Closing Date and the Option Closing Date, as the case may be, the opinions of Kirkland & Ellis LLP, counsel for the Company dated the Closing Date and the Option Closing Date, as the case may be, addressed to the Representative on behalf of the several Underwriters in such form as shall be agreed to with the Representative.
          (c) The Representative shall have received on the Closing Date the opinions of (i) Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Selling Stockholders, and (ii) Ogier, special Cayman Islands counsel for the Selling Stockholders, dated the Closing Date, addressed to the Representative on behalf of the several Underwriters in such form as shall be agreed to with the Representative.
          (d) The Representative shall have received from Goodwin Procter LLP, counsel for the Underwriters, an opinion dated the Closing Date and the Option Closing Date, as the case may be, in such form as shall be agreed to with the Representative.
          (e) The Representative shall have received, on each of the date hereof, the Closing Date and the Option Closing Date, as the case may be, a letter dated the date hereof, the Closing Date and the Option Closing Date, as the case may be, in form and substance satisfactory to the Representative, of Deloitte & Touche LLP confirming that they are an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Act and the applicable Rules and Regulations and the PCAOB and stating that in their opinion the financial statements and schedules examined by them and included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the General Disclosure Package and the Prospectus.
          (f) The Representative shall have received on the Closing Date and the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date and the Option Closing Date, as the case may be, each of them severally represents as follows:
               (i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;
               (ii) The representations and warranties of the Company contained in Section 1.A. hereof are true and correct in all material respects (except for those representations and warranties of the Company which are qualified by materiality, in which case such representations and warranties shall be true and correct in all respects) as of the Closing Date and the Option Closing Date, as the case may be;
               (iii) The Company has satisfied all conditions on its part to be performed or satisfied hereunder;
               (iv) All filings required to have been made pursuant to Rules 424, 430A, 430B or 430C under the Act have been made as and when required by such rules; and

               (v) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and Prospectus, there has not been any Material Adverse Effect, whether or not arising in the ordinary course of business.
          (g) The Representative shall have received on the Closing Date and the Option Closing Date, as the case may be, a Secretary’s Certificate of the Company.
          (h) The Representative shall have received on the Closing Date and the Option Closing Date, as the case may be, a certificate, executed by the Chief Financial Officer of the Company and dated the date thereof, in form and substance as substantially set forth on Exhibit C hereto and reasonably satisfactory to the Representative.
          (i) The Representative shall have received on the Closing Date and the Option Closing Date, as the case may be, a certificate or certificates of an officer or an authorized representative of the Selling Stockholders to the effect that, as of the Closing Date, such person represents as follows:
               (i) The representations, warranties and covenants of such Selling Stockholders set forth in Section 1.B. hereof are true and correct in all material respects (except for those representations and warranties of the Selling Stockholders which are qualified by materiality, in which case such representations and warranties shall be true and correct in all respects) as of the Closing Date; and
               (ii) Such Selling Stockholders have satisfied all conditions on their part to be performed or satisfied hereunder.
          (j) The Company and the Selling Stockholders shall have furnished to the Representative such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representative may reasonably have requested.
          (k) The Shares have been duly listed, subject to notice of issuance, on the New York Stock Exchange.
          (l) The Lockup Agreements described in Section 4.A.(k) shall have been delivered to the Representative.
          The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representative and to Goodwin Procter LLP, counsel for the Underwriters.
          If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company and the Selling Stockholders of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be. In such event, the Company, the Selling Stockholders and the several Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

     7. Conditions of the Obligations of the Company and the Selling Stockholders.
          The obligations of the Company and the Selling Stockholders to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.
     8. Indemnification.
          (a) The Company agrees:
               (1) to indemnify and hold harmless each Underwriter and the Selling Stockholders, the directors and officers of each Underwriter and the Selling Stockholders and each person, if any, who controls any Underwriter and the Selling Stockholders within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which any Underwriter or the Selling Stockholders or any controlling person of any Underwriter or the Selling Stockholders may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholders or any Underwriter through the Representative specifically for use therein, as applicable, it being understood and agreed that the only such information furnished by any Underwriter through the Representative consists of the information described as such in Section 13 herein; and
               (2) to reimburse each Underwriter and the Selling Stockholders, the directors and officers of each Underwriter and the Selling Stockholders and each person, if any, who controls any Underwriter or the Selling Stockholders upon demand for any legal or other out-of-pocket expenses reasonably incurred by any Underwriter or the Selling Stockholders or such controlling person of any Underwriter or the Selling Stockholders in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not any Underwriter or the Selling Stockholders or any controlling person of any Underwriter or the Selling Stockholders is a party to any action or proceeding. In the event that it is finally judicially determined that any Underwriter or the Selling Stockholders, as applicable, were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, such Underwriter or the Selling Stockholders, as applicable, will promptly return all sums that had been advanced pursuant hereto.
          (b) Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter and the Company, the directors and officers of each Underwriter and the Company and each person, if any, who controls any Underwriter or the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which any Underwriter or the Company or any controlling person of any Underwriter or the Company may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus the Prospectus or any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that each Selling Stockholder will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder specifically for use therein; provided, further, that the liability of each Selling Stockholder under this subsection (b) shall not exceed the amount by which the net proceeds of the offering received by such Selling Stockholder exceeds the amount of any damages which such Selling Stockholder had otherwise paid or become liable to pay as a result of such untrue or alleged untrue statement or omission or alleged omission.
          (c) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, the Selling Stockholders and each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director or officer, any Selling Stockholder, or any controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director or officer, any Selling Stockholder or any controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representative consists of the information described as such in Section 13 herein. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.
          (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Party”) in writing. No indemnification provided for in Section 8(a), (b) or (c) shall be available to any party who shall fail to give notice as provided in this Section 8(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the Indemnifying Party or parties from any liability which it or they may have to the Indemnified Party for contribution or otherwise than on account of the provisions of Section 8(a), (b) or (c). In case any such proceeding shall be brought against any Indemnified Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnified Party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the Indemnifying Party shall pay as incurred (or within 30 days of presentation) the reasonable fees and expenses of the counsel retained by the Indemnified Party in the event (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the Indemnifying Party shall have failed to assume the defense and employ counsel acceptable to the Indemnified Party within a reasonable period of time after notice of commencement of the action. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such Indemnified Parties. Such firm shall be designated in writing by the Representative in the case of parties indemnified pursuant to Section 8(a) or (b), by the Selling Stockholders in the case of parties indemnified pursuant to Section 8(c) and by the Company in case of parties indemnified pursuant to Section 8(c). The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. In addition, the Indemnifying Party will not, without the prior written consent of the Indemnified Party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any Indemnified Party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding.
          (e) To the extent the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an Indemnified Party under Section 8(a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholders and the Underwriters from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Selling Stockholders and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Stockholders and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, the Selling Stockholders and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
          The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(e). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this

Section 8(e), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, (ii) each Selling Stockholder shall not be required to contribute any amount in excess of the amount of the net proceeds of the offering received by such Selling Stockholder and (iii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 8(e) to contribute are several in proportion to their respective underwriting obligations and not joint.
          (f) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.
          (g) Any losses, claims, damages, liabilities or expenses for which an Indemnified Party is entitled to indemnification or contribution under this Section 8 shall be paid by the Indemnifying Party to the Indemnified Party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company and the Selling Stockholders set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, its respective directors or officers, or any person controlling such Underwriter, the Company, its directors or officers or any persons controlling the Company or the Selling Stockholders, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, its respective directors or officers, or any person controlling such Underwriter, or to the Company, its directors or officers, or any person controlling the Company or the Selling Stockholders, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.
     9. Default by Underwriters.
          If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), the Representative, on behalf of the several Underwriters, shall use its reasonable efforts to procure within 36 hours thereafter the other Underwriter, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Shares which such defaulting Underwriter failed to purchase. If during such 36 hours the Representative shall not have procured such other Underwriter, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Shares to be purchased on the Closing Date or the Option Closing date, as the case may be, the other Underwriter shall be obligated to purchase the Shares which such defaulting Underwriter failed to purchase, or (b) if the aggregate number of shares with respect to which such default shall occur exceeds 10% of the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, the Company or the Representative will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriter, the Selling Stockholders or the Company except to the extent provided in Sections 5 and 8 hereof. In the event of a default by any Underwriter who is obligated to purchase more than 10% of the Shares, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as the Representative may determine in order that the required changes in the Registration Statement, the General Disclosure Package or in the Prospectus

or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     10. Notices.
          All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: (a) if to the Underwriters, to the Representative c/o Jefferies & Company, Inc., 520 Madison Avenue, New York, New York 10022, Attention: General Counsel, and with a copy to (which shall not constitute notice) Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, New York 10018, Attention: Michael D. Maline, Esq.; (b) if to the Company, to Solutia Inc., 575 Maryville Centre Drive, P.O. Box 66760, St. Louis, Missouri 63166, Attention: General Counsel, with a copy to (which shall not constitute notice) Kirkland & Ellis LLP, 153 East 53rd Street, New York, New York 10022, Attention: Christian O. Nagler, Esq.; and (c) if to the Selling Stockholders, to Harbinger Capital Partners, 555 Madison Avenue, New York, New York 10022, Attention: General Counsel, with a copy to (which shall not constitute notice) Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019-6064, Attention: Raphael M. Russo, Esq.
     11. Termination.
          This Agreement may be terminated by the Representative by notice to the Company and the Selling Stockholders:
          (a) at any time prior to the Closing Date or the Option Closing Date (if different from the Closing Date and then only as to Option Shares) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any Material Adverse Effect, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in the Representative’s judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (iii) suspension of trading in securities generally on the New York Stock Exchange, the NYSE Amex or the Nasdaq Global Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such trading market, (iv) the declaration of a banking moratorium by United States or New York State authorities, (v) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Exchange Act); or (vi) the suspension of trading of the Company’s common stock by the New York Stock Exchange, the Commission, or any other governmental authority if the effect of such suspension would, in the Representative’s judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares; or
          (b) as provided in Sections 6, 9 and 14 of this Agreement.
     12. Successors.
          This Agreement has been and is made solely for the benefit of the Underwriters, the Company and the Selling Stockholders, and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from the Underwriters shall be deemed a successor or assign merely because of such purchase.
     13. Information Provided by the Underwriters.
          The Company, the Selling Stockholders and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus consists of the information set forth under the caption “Underwriting” in the fourth and thirteenth through nineteenth paragraphs in the Prospectus.
     14. Failure of One or More of the Selling Stockholders to Sell and Deliver Firm Shares.
          If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Firm Shares to be sold and delivered by such Selling Stockholders at the Closing Date pursuant to this Agreement, then the Representative may at its option, by written notice to the Company and the Selling Stockholders, terminate this Agreement with respect to such Selling Stockholder without any liability on the part of the Underwriters or the Company with respect to such Selling Stockholder, and upon such termination such Selling Stockholder shall not be under any obligation to the Company and the Underwriters (except to the extent provided in Sections 5 and 8 hereof). If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Firm Shares to be sold and delivered by such Selling Stockholders pursuant to this Agreement at the Closing Date, then the Representative shall have the right, by written notice to the Company and the Selling Stockholders, to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.
     15. Miscellaneous.
          The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Underwriters or controlling person thereof, or by or on behalf of the Company or its directors or officers, or the Selling Stockholders, and (c) delivery of and payment for the Shares under this Agreement.
          The Company and the Selling Stockholders acknowledge and agree that the Underwriters in providing investment banking services to the Company and the Selling Stockholders in connection with the offering, including in acting pursuant to the terms of this Agreement, have acted and are acting as independent contractors and not as fiduciaries and the Company and the Selling Stockholders do not intend the Underwriters to act in any capacity other than as independent contractors, including as fiduciaries or in any other position of higher trust.
          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholders and the Underwriters in accordance with its terms.

Very truly yours,

SOLUTIA INC.

By:
Name:
Title:

HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, L.P.

By:	Harbinger Capital Partners Special Situations GP, LLC, its general partner

By:
Name:
Title:

HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD.

By:	Harbinger Capital Partners LLC, its investment manager

By:
Name:
Title:
The foregoing Equity Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.
JEFFERIES & COMPANY, INC.
      Acting as Representative of the several Underwriters named in the attached Schedule I

By
Managing Director

SCHEDULE I
UNDERWRITERS

Number of Firm Shares
Underwriter	to be Purchased
Jefferies & Company, Inc.	26,155,500

BB&T Capital Markets, a division of Scott & Stringfellow, LLC	1,669,500

Total:	27,825,000

SCHEDULE II
SELLING STOCKHOLDERS

Selling Stockholder	Number of Firm Shares
Harbinger Capital Partners Master Fund I, Ltd.	3,701,857

Harbinger Capital Partners Special Situations Fund, L.P.	3,558,252

Total:	7,260,109

SCHEDULE III
PRICING INFORMATION
Shares of Common Stock offered by Solutia Inc.: 20,564,891
Shares of Common Stock in the over-allotment option offered by Solutia Inc.: 4,173,750
Shares of Common Stock offered by the Selling Stockholders: 7,260,109
Shares of Common Stock offered in the over-allotment option by the Selling Stockholders: 0
The price of the Shares to the public is $5.00 per Share
The underwriting discount is 4.0%
Gross Proceeds to the Company: $102,824,455
Gross Proceeds to the Selling Stockholders: $36,300,545
Settlement date: June 24, 2009
Shares reserved for Board and Management: 90,000
Underwriters: Jefferies & Company, Inc. and BB&T Capital Markets, a division of Scott & Stringfellow, LLC

SCHEDULE IV
ISSUER FREE WRITING PROSPECTUS
None.

SCHEDULE V
SUBSIDIARIES

	Percentage of
	Voting Power	Jurisdiction
	Owned by	of
Name	Solutia	Incorporation
Monchem International, Inc.	100%	Delaware
Solutia Systems, Inc.	100%	Delaware
Solutia Europe SPRL/BVBA	100%	Belgium
Solutia Services International SCA/Comm, VA	100%	Belgium
CPFilms Inc.	100%	Delaware
Solchem Netherlands C.V.	100%	Netherlands
Flexsys Coordination Center N.V.	100%	Belgium
Flexsys Holdings B.V	100%	Netherlands
Solutia U.K. Investments Limited	100%	South Wales
Flexsys N.V.	100%	Belgium
Solutia U.K. Limited	100%	South Wales
Solutia Netherlands Holdings B.V	100%	Netherlands
Flexsys America L.P.	100%	Delaware
Solutia U.K. Holdings Limited	100%	South Wales
Flexsys Verwaltungs- und Beteiligungsgesellschaft (VuB) GmbH	100%	Germany
Solutia Investment LLC	100%	Delaware
Flexsys Chemicals (M) Sdn Bhd	100%	Malaysia
Flexsys Verkauf GmbH	100%	Germany
Solutia Tlaxcala S.A de C.V.,	100%	Mexico
Solutia Performance Products Suzhou Co., Limited	100%	People’s Republic of China
Flexsys KKzx	100%	Japan
Flexsys AGzx	100%	Switzerland
Solutia Brasil Ltda.	100%	Brazil
Flexsys SARL	100%	France
Solutia Singapore Pte. Limited	100%	Singapore
Solutia Canada Inc.	100%	Canada
Flexsys S.p.A.	100%	Italy
Flexsys Industria e Comercio Ltda	100%	Brazil
Solutia Therminol Co., Ltd.	60%	People’s Republic of China
Solutia Greater China, Inc.	100%	Delaware
Solutia Chemicals India Private	100%	India
Flexsys Asia Pacific Sdn Bhd	100%	Malaysia

EXHIBIT A
LOCK-UP AGREEMENT
As of                     , 2009
Jefferies & Company, Inc.
   As Representative of the several Underwriters
520 Madison Avenue
New York, New York 10022
Ladies and Gentlemen:
     The undersigned understands that Jefferies & Company, Inc. (the “Representative”), on behalf of the several underwriters (the “Underwriters”), proposes to enter into an Equity Underwriting Agreement (the “Underwriting Agreement”) with Solutia Inc., a Delaware corporation (the “Company”), providing for the public offering by the Underwriters of common stock, par value $0.01 (the “Common Stock”), of the Company (the “Public Offering”).
     To induce the Underwriters to continue their efforts in connection with the Public Offering, the undersigned agrees that, without the prior written consent of the Representative, the undersigned will not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of Common Stock (including, without limitation, shares of Common Stock of the Company which may be deemed to be beneficially owned by the undersigned on the date hereof in accordance with the rules and regulations of the Securities and Exchange Commission, shares of Common Stock which may be issued upon exercise of a stock option or warrant and any other security convertible into or exchangeable for Common Stock) or enter into any Hedging Transaction (as defined below) relating to the Common Stock (each of the foregoing referred to as a “Disposition”) during the period specified in the following paragraph (the “Lock-Up Period”). The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned. “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.
     The initial Lock-Up Period will commence on the date hereof and continue until, and include, the date that is 75 days after the date of the final prospectus relating to the Public Offering (the “Initial Lock-Up Period”).
     Notwithstanding the foregoing, the undersigned may transfer (a) shares of Common Stock acquired in open market transactions by the undersigned after the completion of the Public Offering, (b) any or all of the shares of Common Stock or other Company securities if the transfer is by (i) gift, will or intestacy, or (ii) distribution to partners, members or shareholders of the undersigned, and (c) shares of Common Stock surrendered in payment of taxes due on vested restricted stock; provided, however, that in the case of a transfer pursuant to clause (b) above, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Lock-Up Agreement.
     The undersigned agrees that the Company may, and that the undersigned will, (i) with respect to any shares of Common Stock or other Company securities for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions during the Lock-Up Period with respect to such securities on the transfer books and records of the Company and (ii) with respect to any shares of Common Stock or other Company securities for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such securities to cause the transfer agent for the Company to note stop transfer instructions during the Lock-Up Period with respect to such securities on the transfer books and records of the Company.
     In addition, the undersigned hereby waives any and all notice requirements and rights with respect to registration of securities pursuant to any agreement, understanding or otherwise setting forth the terms of any security of the Company held by the undersigned, including any registration rights agreement to which the undersigned and the Company may be party; provided that such waiver shall apply only to the proposed Public Offering, and any other action taken by the Company in connection with the proposed Public Offering.
     The undersigned hereby agrees that, to the extent that the terms of this Lock-Up Agreement conflict with or are in any way inconsistent with any registration rights agreement to which the undersigned and the Company may be a party, this Lock-Up Agreement supersedes such registration rights agreement.
     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
     Notwithstanding anything herein to the contrary, if the closing of the Public Offering has not occurred prior to July 31, 2009, this agreement shall be of no further force or effect.

Signature:

Print Name:

2

EXHIBIT B
OFFICERS AND DIRECTORS
EXECUTING LOCK-UP AGREEMENTS
Jeffry N. Quinn
Paul J. Berra III
Robert T. DeBolt
Tim Spihlman
James M. Sullivan
James R. Voss
Eugene I. Davis
Robert K. deVeer, Jr.
James P. Heffernan
W. Thomas Jagodinski
William T. Monahan
Robert A. Peiser
Gregory C. Smith

EXHIBIT C
FORM OF CHIEF FINANCIAL OFFICER CERTIFICATE
I, James M. Sullivan, do hereby certify that I am the Chief Financial Officer of Solutia Inc., a Delaware corporation (the “Company”), and, in my capacity as Chief Financial Officer, do hereby certify that:
     1. I am providing this certificate in connection with the offering (the “Offering”) by the Company of shares of the Company’s common stock, $0.01 par value (the “Common Stock”) as described in that certain Registration Statement on Form S-3 (No. 333-151980), including the preliminary prospectus supplement filed with the Securities and Exchange Commission (the “Commission”) on June 18, 2009 and the final prospectus supplement filed with the Commission on June 19, 2009 pursuant to Rule 424(b) of the Securities Act (the “Registration Statement”).
     2. I am familiar with the accounting, operations and records systems of the Company.
     3. I have supervised the compilation of and reviewed the circled information contained on the attached Exhibit A, which is included and/or incorporated by reference into the Registration Statement. I have performed the following procedures with respect to the circled information identified on Exhibit A, which were applied as indicated below and, to my knowledge, such information is accurate in all material respects:
          A. Compared the amount to, or recalculated such amount from, the Company’s audited consolidated financial statements or related notes to the audited consolidated financial statements and found it to be in agreement.
          B. Compared the amount to, or recalculated such amount from, the Company’s unaudited consolidated financial statements or related notes to the unaudited consolidated financial statements and found it to be in agreement.
          C. Compared the amount to, or recalculated such amount from, the Company’s general ledger or other accounting books and records for periods indicated and found it to be in agreement.
          D. Compared the amount to, or recalculated such amount from, a schedule or report prepared by the Company from the Company’s accounting records and found it to be in agreement.
     4. I have reviewed the circled estimates contained on the attached Exhibit B, which are included and/or incorporated by reference into the Registration Statement, and such estimates have been prepared in good faith and on a reasonable basis consistent with past practice, and represent the Company’s best estimates based on the information available to the Company at such time.
This certificate is being furnished to Jefferies & Company, Inc. as representative of the several underwriters for the Offering, solely to assist the underwriters in conducting their investigation of the Company in connection with the Offering. This certificate shall not be used, quoted or otherwise referred to without the prior written consent of the Company.